Exhibit 99.1

ADOMANI® Hires Veteran EV Industry Leader Phillip Oldridge as CEO

Corona, CA / ACCESSWIRE/ SEPTEMBER 2, 2020 / ADOMANI, Inc. (OTCQB: ADOM) a provider of new zero-emission, purpose-built electric vehicles and drivetrain solutions, is pleased to announce that it has  hired Phillip (Phil) Oldridge, founder and former CEO of GreenPower Motor Company, Inc. to be its CEO.

Mr. Oldridge is a senior executive with over 30 years of proven experience leading teams and delivering business results. His passion for electric transportation and his entrepreneurial approach, combined with strategic thinking, has led to new products that the marketplace has been waiting for, and we believe that passion and experience will propel ADOMANI forward.

Throughout Phillip's career, his impact in operations, design and manufacturing in the transportation industry has been recognized in North America as well as internationally. ADOMANI firmly believes that his leadership, expertise, contacts and loyal following in the EV industry is just what is needed to expand ADOMANI’s vehicle offerings at this time of growth and innovation.

“This is an exciting development for ADOMANI. Phil’s extensive background in the EV industry and his extensive manufacturing, design and homologation experience will prove very valuable to ADOMANI as we continue to develop, improve and expand our cutting-edge, technologically-advanced zero-emission all-electric products in service, while benefiting our stockholders as well” said Jim Reynolds, President of ADOMANI. “In addition, Mr. Oldridge has been successfully conveying a vision for the future that inspires others and builds commitment to navigate through complex information and achieve positive results. Phillip is a collaborator who believes in building teams that reward and recognize innovative ideas.

Phil Oldridge commented, “The EV industry is coming out of the shadow of fossil fuel vehicle builders. When you count the car manufacturers led by Tesla and the increasing number of light, medium and heavy duty truck manufacturers talking about the future and the need for it to have a large presence represented by electric vehicles, I believe everyone can see the future and it is electric vehicles.” Mr. Oldridge added, “I am passionate about EVs, and there are a number of new vehicles I have been thinking about, which when added to ADOMANI’s line of purpose-built and ready to deliver all-electric vans and trucks, can expand the current product offerings of ADOMANI’s portfolio of EVs. We expect to have one of the most if not the most compete lineup of electric vehicles, including logistic vans, school buses, passenger shuttle buses and vans, trucks and port vehicles, available anywhere.”

About ADOMANI®

ADOMANI, Inc. is a provider of new zero-emission electric vehicles and is a provider of zero-emission electric drivetrain systems for integration in medium to heavy-duty commercial fleet vehicles, as well as re-power conversion kits for the replacement of drivetrain systems in combustion-powered vehicles. ADOMANI’s zero-emission electric vehicles are focused on reducing the total cost of vehicle ownership and help fleet operators unlock the benefits of green technology and address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.ADOMANIelectric.com

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Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by ADOMANI with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, ADOMANI undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Investor Relations Contacts:

ADOMANI, Inc.

Kevin Kanning, VP Investor Relations

Telephone: (650) 533-7629

Email: kevin.k@ADOMANIelectric.com

Michael K. Menerey, Chief Financial Officer

Telephone: (951) 407-9860 ext. 205

Email: mike.m@ADOMANIelectric.com

SOURCE: ADOMANI, Inc.

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